UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2002

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

 UNITED STATES

Effective July 26, 2002, Mr. Bret Levy resigned from his positions as a Company officer and as a member of the Company's Board of Directors. Mr. Levy most recently served as Vice President, Credit and Collections and Treasurer. Mr. Levy is leaving the Company to pursue another employment opportunity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

August 9, 2002	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

August 9, 2002	By: /s/ Michael S. Geele Michael S. Geele Senior Vice President and Chief Financial Officer